Exhibit 99.6

                                REVOCABLE PROXY
                          ONLINETRADINGINC.COM CORP.

          This Proxy is Solicited on Behalf of The Board of Directors

     The undersigned shareholder of onlinetradinginc.com corp. ("OnlineTrading.com") hereby appoints Roger L. Shaffer, Jr. and E. Steven zum Tobel, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "OnlineTrading.com Meeting") to be held at
      a.m. on      , 2000 at      ,      , Florida and at any adjournments or
postponements thereof, upon the matters described in this proxy. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     The shares represented by this proxy will be voted as directed by the undersigned shareholder. If no choice is specified, this proxy will be voted: to approve and adopt an agreement and plan of merger and reorganization, dated as of January 19, 2000, among Omega Research, Inc., OnlineTrading.com, OnlineTrading.com Group, Inc. ("OnlineTrading.com Group"), Omega Acquisition Corporation ("Omega Acquisition") and Onlinetrading Acquisition Corporation ("Online Acquisition") and the mergers and other transactions provided for therein, pursuant to which (i) Online Acquisition, a wholly-owned subsidiary of OnlineTrading.com Group, will merge with and into OnlineTrading.com, with OnlineTrading.com surviving the merger as a wholly-owned subsidiary of OnlineTrading.com Group, (ii) Omega Acquisition, a wholly-owned subsidiary of OnlineTrading.com Group, will merge with and into Omega Research, Inc., with Omega Research, Inc. surviving the merger as a wholly-owned subsidiary of OnlineTrading.com Group, and (iii) each share of OnlineTrading.com common stock will be converted into the right to receive a number of shares of OnlineTrading.com Group common stock equal to the exchange ratio described in
the joint proxy statement/prospectus dated      , 2000.

     The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of OnlineTrading.com a written notice of revocation prior to the OnlineTrading.com Meeting, (ii) delivering to OnlineTrading.com prior to the OnlineTrading.com Meeting a duly executed proxy bearing a later date, or (iii) attending the OnlineTrading.com Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of OnlineTrading.com's Notice of Special Meeting and Joint Proxy
Statement/Prospectus dated      , 2000.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (Continued and to be signed and dated on reverse side)

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Proposal: To approve and adopt the Agreement and Plan of Merger and
Reorganization, dated as of January 19, 2000, among Omega Research, Inc., OnlineTrading.com, OnlineTrading.com Group, Omega Acquisition and Online Acquisition, and the mergers and other transactions provided for therein, pursuant to which (i) Online Acquisition will be merged with and into OnlineTrading.com, with OnlineTrading.com surviving the merger as a wholly-owned subsidiary of OnlineTrading.com Group, (ii) Omega Acquisition will be merged with and into Omega Research, Inc., with Omega Research, Inc. surviving the merger as a wholly-owned subsidiary of OnlineTrading.com Group, and (iii) each share of OnlineTrading.com common stock will be converted into the right to receive a number of shares of OnlineTrading.com Group common stock equal to the exchange ratio set forth in the joint proxy statement/ prospectus.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

Other Matters: In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy card must be properly completed, signed and dated and returned in order to have your shares voted.

                                       Dated:_____________________________, 2000

                                       _________________________________________
                                       Signature of Authorized Representative(s)

                                              Please date and sign exactly as
                                              name appears hereon. Each
                                              executor, administrator, trustee,
                                              guardian, attorney-in-fact and
                                              other fiduciary should sign and
                                              indicate his or her full title.
                                              When stock has been issued in the
                                              name of two or more persons, all
                                              should sign.